Exhibit 99.1
ADM Reports Second Quarter 2024 Results, Affirms Full-Year EPS Guidance

Reported EPS of $0.98, Adjusted EPS1 of $1.03

CHICAGO, July 30, 2024—ADM (NYSE: ADM) today reported financial results for the quarter ended June 30, 2024.

Second Quarter 2024 Highlights
•Net earnings of $486 million, adjusted net earnings1 of $508 million
•Earnings before taxes of $596 million, segment operating profit1 of $1,014 million, adjusted segment operating profit1 of $1,021 million
•Trailing four-quarter average return on invested capital (ROIC) of 8.9%, trailing four-quarter average adjusted return on invested capital (ROIC)1 of 9.7%

“ADM delivered solid results in the quarter, in spite of challenging market conditions, and we are pleased with the progress we are making against our 2024 priorities and strategic initiatives,” said Chair of the Board and CEO Juan Luciano.

“In Ag Services & Oilseeds, while large South American crops and shifts in farmer selling behaviors impacted results in the second quarter, we expect improved margin opportunities through the remainder of the year. In Carb Solutions, the team delivered solid results driven by favorable Starches & Sweeteners and ethanol margin environments, and we expect continued strong performance. And our actions to recover profitability in the Nutrition segment delivered sequential improvement in the quarter and set us up for continued increases moving forward. With solid performance and continued strong cash flow, we have returned significant cash to shareholders through our repurchase efforts through the first two quarters.

“In the second half of the year, improvements in both crush and ethanol, our efforts in operational excellence, the focus on our key priorities, and our team’s agility give us confidence in our full-year expectations, despite uncertainties in the external environment.”

Second Quarter and First Half 2024 Results

2Q 2024 Results Overview
($ in millions except per share amounts)
		Earnings Before Taxes	EPS (as reported)
GAAP		$596	$0.98
vs. 2Q 2023		(47)%	(42)%

	Segment Operating Profit[1]	Adjusted Segment Operating Profit[1]	Adjusted EPS[1]
NON-GAAP	$1,014	$1,021	$1.03
vs 2Q 2023	(34)%	(37)%	(46)%

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1H 2024 Results Review

($ in millions except per share amounts)
		Earnings Before Taxes	EPS (as reported)
GAAP		$1,481	$2.41
vs. 1H 2023		(41)%	(37)%

	Segment Operating Profit[1]	Adjusted Segment Operating Profit[1]	Adjusted EPS[1]
NON-GAAP	$2,325	$2,338	$2.49
vs 1H 2023	(28)%	(30)%	(37)%

1 Non-GAAP financial measures; see pages 6, 8, 13, and 14 for explanations and reconciliations.

Summary of Second Quarter and First Half 2024

For the second quarter ended June 30, 2024, earnings before taxes were $596 million and earnings per share on a GAAP basis were $0.98. Segment operating profit was $1,014 million and included charges of $7 million, or approximately $0.01 per share, related to impairments.

Earnings before taxes were $596 million for the second quarter, down (47)% due to lower pricing and execution margins as well as higher corporate unallocated costs. Adjusted segment operating profit was $1,021 million for the second quarter, a 37% decrease versus the prior year period. Adjusted earnings per share were $1.03. Lower pricing and execution margins led to a decline of $1.03 per share versus the prior year period, largely reflecting the impact of lower crush and origination margins. Volume improvement represented a $0.19 per share increase versus the prior year period, primarily reflecting higher volumes in AS&O and Carbohydrate Solutions. Higher costs of $0.07 per share were primarily driven by $0.06 per share of unplanned downtime at Decatur East. Share repurchases contributed $0.10 per share of benefit in the quarter compared to the prior year period. During the quarter, there was approximately a $0.02 per share negative impact from mark-to-market timing in AS&O.

Earnings before taxes were $1,481 million for the first half, down (41)% due to lower pricing and execution margins as well as higher corporate unallocated costs. Adjusted segment operating profit was $2,338 million for the first half of 2024, a 30% decrease versus the prior year period. Adjusted earnings per share were $2.49. Lower pricing and execution margins led to a decline of $2.02 per share versus the prior year period, largely reflecting the impact of lower crush and origination margins, as well as lower mark-to-market timing impacts of $0.40 per share. Improved input and manufacturing costs, primarily related to lower energy costs, led to an increase of $0.08 per share versus the prior year period, partially offset by a $0.10 negative impact from unplanned downtime at Decatur East. Volume improvement represented a $0.37 per share increase versus the prior year period, primarily reflecting higher processed volumes in AS&O. Higher equity earnings led to a $0.06 per share increase in the first half of 2024 versus the prior year period. Corporate and Other accounted for a $0.18 per share decrease, largely attributed to higher IT costs and legal fees. Share repurchases contributed $0.21 per share of benefit compared to the prior year period.

2Q 2024 Segment Overview

($ in millions, except where noted)	2Q 2024	2Q 2023[2]	% Change
Adjusted Segment Operating Profit[1]	$1,021	$1,628	(37)%
Segment Operating Profit:
Ag Services & Oilseeds	459	1,054	(56)%
Carbohydrate Solutions	357	319	12%
Nutrition	109	169	(36)%
Other	96	86	12%

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1H 2024 Segment Overview

($ in millions, except where noted)	1H 2024	1H 2023[2]	% Change
Adjusted Segment Operating Profit[1]	$2,338	$3,353	(30)%
Segment Operating Profit:
Ag Services & Oilseeds	1,323	2,265	(42)%
Carbohydrate Solutions	605	598	1%
Nutrition	193	307	(37)%
Other	217	183	19%

1 Non-GAAP financial measure; see pages 6 and 8 for explanation and reconciliation.

2 2023 Ag Services & Oilseeds, Carbohydrate Solutions, and Nutrition segment operating profits have been revised to reflect immaterial error corrections with no change to total Adjusted Segment Operating Profit. See Note 13, Segment Information of the Company’s consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Ag Services and Oilseeds Summary
AS&O segment operating profit was $459 million during the second quarter of 2024, down 56% compared to the elevated prior year levels. The Ag Services subsegment operating profit was lower versus the prior year quarter. In South America Origination, slower farmer selling due to a smaller crop in Mato Grosso, and higher logistics costs related to industry take-or-pay contracts led to much lower margins. North American Origination results were lower, as increased supply from Brazil and Argentina shifted export competitiveness to South American origins, and limited carries and trading opportunities in North America. In the Crushing subsegment, global soybean crush margins decreased due to more balanced supply and demand conditions and lower soybean oil values caused by increased imports of used cooking oil. During the quarter, there were negative mark-to-market timing impacts of approximately $15 million versus approximately $195 million of negative impacts from the same period a year ago, totaling approximately $180 million of positive impacts year-over-year . Refined Products & Other (RPO) results were lower, as refining margins eased from historical levels due to increased pre-treatment capacity and higher imports of used cooking oil. Biodiesel margins were lower versus the prior year due to lower LCFS and RIN values. During the quarter, there were negative mark-to-market timing impacts in RPO of approximately $90 million versus approximately $90 million of positive timing impacts in the prior year, totaling approximately $180 million of negative impacts year-over-year. Equity earnings from Wilmar were $68 million during the quarter.

For the first half of 2024, AS&O delivered $1,323 million in segment operating profit, lower versus the elevated prior year. Ample supplies out of South America created more balanced supply and demand conditions, leading to a lower margin environment in the segment. Improved segment volumes and lower costs partially offset the impact from lower margins. Equity earnings from Wilmar were 10% higher versus the comparable period.

2Q 2024 AS&O Overview

($ in millions, except where noted)	2Q 2024	2Q 2023	% Change
Segment Operating Profit	$459	$1,054	(56)%
Ag Services	122	380	(68)%
Crushing	132	224	(41)%
Refined Products and Other	137	362	(62)%
Wilmar	68	88	(23)%

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1H 2024 AS&O Overview

($ in millions, except where noted)	1H 2024	1H 2023	% Change
Segment Operating Profit	$1,323	$2,265	(42)%
Ag Services	354	728	(51)%
Crushing	445	651	(32)%
Refined Products and Other	307	689	(55)%
Wilmar	217	197	10%

Carbohydrate Solutions Summary
Carbohydrate Solutions segment operating profit was $357 million for the second quarter of 2024, up 12% compared to the prior year period. The Starches & Sweeteners subsegment increased $22 million, as strong starches and sweeteners margins and higher volumes were partially offset by lower margins in the EMEA region, as well as lower domestic ethanol margins. In the Vantage Corn Processing (VCP) subsegment, results improved $16 million compared to the prior year period, as strong demand for exports of ethanol supported higher margins.

For the first half of 2024, Carbohydrate Solutions segment operating profit of $605 million was 1% higher than the prior year, as improved volumes and lower costs were partially offset by lower margins in the EMEA region and lower domestic ethanol margins.

2Q 2024 Carbohydrate Solutions Overview

($ in millions, except where noted)	2Q 2024	2Q 2023	% Change
Segment Operating Profit	$357	$319	12%
Starches and Sweeteners	323	301	7%
Vantage Corn Processors	34	18	89%

1H 2024 Carbohydrate Solutions Overview

($ in millions, except where noted)	1H 2024	1H 2023	% Change
Segment Operating Profit	$605	$598	1%
Starches and Sweeteners	584	614	(5)%
Vantage Corn Processors	21	(16)	231%

Nutrition Summary
Nutrition segment operating profit was $109 million for the second quarter of 2024, down 36% compared to the prior year period. Human Nutrition subsegment operating profit was $103 million, approximately $82 million lower versus the prior year period, as impacts related to unplanned downtime at Decatur East, a normalizing texturants market, and higher manufacturing costs negatively impacted margins. In the Animal Nutrition subsegment, operating profit of $6 million was higher year-over-year as cost optimization efforts and lower input costs supported higher margins.

For the first half of 2024, Nutrition segment operating profit of $193 million was 37% lower than the prior year, primarily driven by negative impacts related to unplanned downtime at Decatur East, a normalizing texturants market, and higher costs in Human Nutrition.

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2Q 2024 Nutrition Overview

($ in millions, except where noted)	2Q 2024	2Q 2023	% Change
Segment Operating Profit	$109	$169	(36)%
Human Nutrition	103	185	(44)%
Animal Nutrition	6	(16)	138%

1H 2024 Nutrition Overview

($ in millions, except where noted)	1H 2024	1H 2023	% Change
Segment Operating Profit	$193	$307	(37)%
Human Nutrition	179	323	(45)%
Animal Nutrition	14	(16)	188%

Other and Corporate Summary
For the second quarter and first half, Other segment operating profit was $96 million and $217 million, up 12% and 19% respectively, compared to the prior year period, supported by higher Captive Insurance results due to lower claim activity. ADM Investor Services results decreased on lower interest income.

In Corporate for the second quarter, unallocated corporate costs increased on higher global technology investments to support digital transformation efforts, increased legal fees, and increased securitization fees. Other Corporate was favorable compared to the prior year period resulting from foreign currency hedges.

In Corporate for the first half, unallocated corporate costs increased versus the prior year on higher global technology investments to support digital transformation efforts, increased legal fees, and increased securitization fees. Other Corporate was unfavorable compared to the prior year period due to investment valuation losses of approximately $18 million in our ADM Ventures portfolio.

Outlook
The company affirms its previously provided EPS guidance for the full year. ADM continues to expect adjusted earnings per share2 in the range of $5.25 to $6.25 for the full year.

2Forecasted GAAP Earnings Reconciliation: ADM is not presenting forecasted GAAP earnings per diluted share or a quantitative reconciliation to forecasted adjusted earnings per share in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. ADM is unable to predict with reasonable certainty and without unreasonable effort the impact of any impairment and timing of restructuring-related and other charges, along with acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information

ADM will host a webcast today, July 30, 2024, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

About ADM

ADM unlocks the power of nature to enrich the quality of life. We’re an essential global agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. We’re a premier human and animal nutrition provider, offering one of the industry’s broadest portfolios of ingredients and solutions from nature. We’re a trailblazer in health and well-being, with an industry-leading range of products for consumers looking for new ways to live healthier lives. We’re a cutting-edge innovator, guiding the way to a future of new consumer and industrial solutions. And we're a leader in sustainability, scaling across
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entire value chains to help decarbonize the multiple industries we serve. Around the globe, our innovation and expertise are meeting critical needs while nourishing quality of life and supporting a healthier planet. Learn more at www.adm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. You can identify forward-looking statements by the fact they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “outlook,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to significant risks, uncertainties and changes in circumstances that could cause actual results and outcomes to differ materially from the forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, without limitation, those that are described in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, ADM does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this announcement, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures

The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States, and should be considered in addition to, not in lieu of, GAAP reported measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Adjusted net earnings and Adjusted earnings per share (EPS). Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described in the reconciliation tables below. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described in the reconciliation tables below. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Segment operating profit and adjusted segment operating profit. Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit excluding specified items as more fully described in the reconciliation tables below. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to earnings before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Adjusted Return on Invested Capital (ROIC). Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding
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noncontrolling interests) and interest-bearing liabilities and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

ADM presents guidance of forecasted adjusted EPS for the full year 2024 in this release. ADM is not able to present forecasted GAAP EPS or a quantitative reconciliation to forecasted adjusted EPS in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. ADM is unable to predict with reasonable certainty and without unreasonable effort the impact of any impairment and timing of restructuring-related and other charges, along with acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to ADM’s consolidated statements of earnings.

Media Contact
Brett Lutz
media@adm.com
312-634-8484

Investor Relations
Megan Britt
Megan.Britt@adm.com
872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
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Segment Operating Profit, Adjusted Segment Operating Profit (both non-GAAP financial measures)
and Corporate Results
(unaudited)

	Quarter ended			Six months ended
	June 30			June 30
(In millions)	2024	2023	Change	2024	2023	Change

Earnings before income taxes	$596	$1,132	$(536)	$1,481	$2,529	$(1,048)
Corporate Unallocated	418	393	25	844	715	129
Segment Operating Profit	$1,014	$1,525	$(511)	$2,325	$3,244	$(919)
Specified items:
(Gain) loss on sales of assets	—	(11)	11	—	(12)	12
Impairment, restructuring charges and contingency provisions	7	114	(107)	13	121	(108)
Adjusted Segment Operating Profit	$1,021	$1,628	$(607)	$2,338	$3,353	$(1,015)

Segment Operating Profit:
Ag Services and Oilseeds	$459	$1,054	$(595)	$1,323	$2,265	$(942)
Ag Services	122	380	(258)	354	728	(374)
Crushing	132	224	(92)	445	651	(206)
Refined Products and Other	137	362	(225)	307	689	(382)
Wilmar	68	88	(20)	217	197	20

Carbohydrate Solutions	$357	$319	$38	$605	$598	$7
Starches and Sweeteners	323	301	22	584	614	(30)
Vantage Corn Processors	34	18	16	21	(16)	37

Nutrition	$109	$169	$(60)	$193	$307	$(114)
Human Nutrition	103	185	(82)	179	323	(144)
Animal Nutrition	6	(16)	22	14	(16)	30

Other Business	$96	$86	$10	$217	$183	$34

Corporate Results	$(418)	$(393)	$(25)	$(844)	$(715)	$(129)

Interest expense - net	(128)	(125)	(3)	(238)	(228)	(10)
Unallocated corporate costs	(292)	(262)	(30)	(596)	(510)	(86)
Other	6	(1)	7	6	23	(17)
Specified items:
Gain (loss) on debt conversion option	—	1	(1)	—	6	(6)
Expenses related to acquisitions	(4)	(3)	(1)	(4)	(3)	(1)
Restructuring charges	—	(3)	3	(12)	(3)	(9)

Segment operating profit, a non-GAAP financial measure, is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to earnings before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2024	2023	2024	2023
	(in millions, except per share amounts)

Revenues	$22,248	$25,190	$44,095	$49,262
Cost of products sold (1)	20,852	23,307	41,040	45,299
Gross profit	1,396	1,883	3,055	3,963
Selling, general, and administrative expenses (2)	907	841	1,858	1,722
Asset impairment, exit, and restructuring costs	7	60	25	67
Equity in (earnings) losses of unconsolidated affiliates	(152)	(151)	(364)	(325)
Interest and investment income	(140)	(142)	(263)	(276)
Interest expense (3)	187	180	353	327
Other (income) expense - net (4)	(9)	(37)	(35)	(81)
Earnings before income taxes	596	1,132	1,481	2,529
Income tax expense (benefit) (5)	115	204	281	429
Net earnings including noncontrolling interests	481	928	1,200	2,100

Less: Net earnings (losses) attributable to noncontrolling interests	(5)	1	(15)	3
Net earnings attributable to ADM	$486	$927	$1,215	$2,097

Diluted earnings per common share	$0.98	$1.70	$2.41	$3.82

Average diluted shares outstanding	493	546	503	549

(1) Includes a contingency loss provision of $62 million related to import duties in the prior quarter and YTD, respectively.

(2) Includes acquisition-related expenses of $4 million in the current quarter and YTD. Includes acquisition-related expenses of $3 million in the prior quarter and YTD.

(3) Includes (gains) losses related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $(1) million and $(6) million in the prior quarter and YTD, respectively.

(4) Includes net (gains) losses related to the sale of certain assets of $(11) million and $(12) million in the prior quarter and YTD, respectively.

(5) Includes the tax expense impact of specified items and tax discrete items totaling $11 million and $14 million in the current quarter and YTD, respectively. Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $1 million and $21 million in the prior quarter and YTD, respectively.

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Summary of Financial Condition
(unaudited)

	June 30, 2024	June 30, 2023
	(in millions)
Net Investment In
Cash and cash equivalents	$764	$1,426
Operating working capital	9,827	10,898
Property, plant, and equipment	10,628	10,127
Investments in affiliates	5,557	5,665
Goodwill and other intangibles	6,970	6,542
Other non-current assets	2,581	2,479
	$36,327	$37,137
Financed By
Short-term debt	$2,312	$125
Long-term debt, including current maturities	8,248	8,545
Deferred liabilities	3,306	3,188
Temporary equity	302	304
Shareholders’ equity	22,159	24,975
	$36,327	$37,137

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Summary of Cash Flows
(unaudited)

	Six months ended
	June 30
	2024	2023
	(in millions)
Operating Activities
Net earnings	$1,200	$2,100
Depreciation and amortization	566	521
Asset impairment charges	10	46
(Gains) losses on sales/revaluation of assets	9	(32)
Other - net	(93)	(145)
Other changes in operating assets and liabilities	(524)	(1,591)
Total Operating Activities	1,168	899

Investing Activities
Purchases of property, plant and equipment	(690)	(614)
Net assets of businesses acquired	(936)	—
Proceeds from sale of business/assets	16	17
Investments in affiliates	(8)	(6)
Other investing activities	6	(8)
Total Investing Activities	(1,612)	(611)

Financing Activities
Long-term debt borrowings	—	500
Long-term debt payments	—	(662)
Net borrowings (payments) under lines of credit	2,208	(371)
Share repurchases	(2,327)	(1,001)
Cash dividends	(503)	(494)
Other	(39)	(103)
Total Financing Activities	(661)	(2,131)
Effect of exchange rate on cash, cash equivalents, restricted cash, and restricted cash equivalents	(14)	(3)
Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,119)	(1,846)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	5,390	7,033
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$4,271	$5,187

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Segment Operating Analysis
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2024	2023	2024	2023
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,872	8,783	18,259	17,410
Corn	4,482	4,448	8,890	8,842
Total processed volumes	13,354	13,231	27,149	26,252

	Quarter ended		Six months ended
	June 30		June 30
	2024	2023	2024	2023
	(in millions)
Revenues
Ag Services and Oilseeds	$17,333	$19,844	$34,552	$38,423
Carbohydrate Solutions	2,894	3,381	5,577	6,918
Nutrition	1,908	1,853	3,744	3,706
Other Business	113	112	222	215
Total revenues	$22,248	$25,190	$44,095	$49,262

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30				Six months ended June 30
	2024		2023		2024		2023
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$486	$0.98	$927	$1.70	$1,215	$2.41	$2,097	$3.82
Adjustments:
Loss (gain) on sales of assets and businesses (a)	—	—	(8)	(0.02)	—	—	(9)	(0.02)
Impairment, restructuring charges and contingency provisions (b)	5	0.01	93	0.17	23	0.04	98	0.18
Expenses related to acquisitions (c)	3	0.01	2	—	3	0.01	2	—
Loss (gain) on debt conversion option (d)	—	—	(1)	—	—	—	(6)	(0.01)
Tax adjustment (e)	14	0.03	21	0.04	17	0.03	3	0.01
Sub-total adjustments	22	0.05	107	0.19	43	0.08	88	0.16
Adjusted net earnings and adjusted EPS	$508	$1.03	$1,034	$1.89	$1,258	$2.49	$2,185	$3.98

(a)Prior quarter and YTD gain of $11 million and $12 million pretax ($8 million and $9 million after tax), respectively, was related to the sale of certain assets, tax effected using the applicable tax rate.
(b)Current quarter and YTD charges of $7 million and $25 million pretax ($5 million and $23 million after tax), respectively were related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates. Prior quarter and YTD charges of $117 million and $124 million pretax ($93 million and $98 million after tax), respectively, were related to the impairment of certain assets, restructuring, and a contingency loss provision related to import duties, tax effected using the applicable tax rates.
(c)Current quarter and YTD expenses of $4 million ($3 million after tax) were related to certain acquisitions, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD expenses of $3 million ($2 million after tax) were related to certain acquisitions, tax effected using the Company’s U.S. income tax rate.
(d)Prior quarter and YTD gain on debt conversion option of $1 million and $6 million pretax ($1 million and $6 million after tax), respectively.
(e)Tax expense (benefit) adjustment due to certain discrete items totaling $14 million and $17 million in the current quarter and YTD, respectively. Tax expense (benefit) adjustment due to certain discrete items totaling $21 million and $3 million in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

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Return on Invested Capital and Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024	June 30, 2024

Net earnings attributable to ADM	$821	$565	$729	$486	$2,601
Adjustments:
Interest expense	97	109	115	135	456
Tax on interest	(23)	(26)	(27)	(32)	(108)
Total ROIC Earnings	$895	$648	$817	$589	$2,949

Total ROIC Earnings	$895	$648	$817	$589	$2,949
Other Adjustments	59	155	21	22	257
Total Adjusted ROIC Earnings	$954	$803	$838	$611	$3,206

Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024	Quarter Average

Equity (1)	$25,228	$24,132	$23,219	$22,148	$23,682
+ Interest-bearing liabilities (2)	8,346	8,370	9,995	10,576	9,322
Total Invested Capital	$33,574	$32,502	$33,214	$32,724	$33,004

Total Invested Capital	$33,574	$32,502	$33,214	$32,724	$33,004
Other Adjustments	59	155	21	22	64
Total Adjusted Invested Capital	$33,633	$32,657	$33,235	$32,746	$33,068

Return on Invested Capital					8.9%
Adjusted Return on Invested Capital					9.7%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

ROIC is ROIC earnings divided by invested capital. ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings. Invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities.

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings, and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Adjusted ROIC on a trailing four quarter average basis is equal to the average trailing four quarters of adjusted ROIC earnings divided by the average trailing four quarters of adjusted invested capital. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.
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Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of net earnings to adjusted EBITDA for the trailing four quarters ended June 30, 2024.

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024	June 30, 2024
			(in millions)
Net earnings	$821	$565	$729	$486	$2,601
Net earnings (losses) attributable to noncontrolling interests	3	(23)	(10)	(5)	(35)
Income tax expense	207	192	166	115	680
Interest expense	97	109	115	135	456
Depreciation and amortization	261	277	280	286	1,104
EBITDA	1,389	1,120	1,280	1,017	4,806
(Gain) loss on sales of assets and businesses	2	(7)	—	—	(5)
Impairment and restructuring charges and contingency provisions.	71	172	18	7	268
Railroad maintenance expense	26	39	—	4	69
Expenses related to acquisitions	3	1	—	4	8
Adjusted EBITDA	$1,491	$1,325	$1,298	$1,032	$5,146

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of income tax expense, interest expense on borrowings, and depreciation and amortization to net earnings. Management believes that EBITDA and adjusted EBITDA are useful measures of the Company’s performance because they provide investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. EBITDA and adjusted EBITDA are non-GAAP financial measure and are not intended to replace or be an alternative to net earnings, the most directly comparable GAAP financial measure.
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